Exhibit 10.3

SECOND ADDENDUM TO

SERVICE AGREEMENT

THIS SECOND ADDENDUM TO THE SERVICE AGREEMENT (the “Second Addendum”) dated this 20th day of March, 2013 by and between CNL CAPITAL MARKETS CORP., (“CCM”) and CNL HEALTHCARE PROPERTIES, INC., (f/k/a CNL Properties Trust, Inc.), (the “Issuer”), amends that certain Service Agreement entered into by CCM and Issuer and dated June 8, 2011, as amended January 1, 2012 (the “Agreement”).

In consideration of the mutual covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to modify the Agreement as follows:

1. By amending and restating Section 8 to read as follows:

8.	Term and Termination

A. The initial term of this Agreement shall commence on the Effective Date as noted above and shall expire on December 31, 2011. Upon the expiration of such initial term or any renewal thereof, this Agreement shall then automatically be renewed for consecutive one (1) year periods (each such renewal, a “Renewal Term”). Renewal Terms exactly align with a given calendar year. Notwithstanding the above, the Agreement may otherwise be terminated earlier as follows:

1. By either CCM or Issuer, after having given the other party at least one-hundred twenty (120) calendar days advance written notice of its intent to terminate.

2. In the event that CCM shall fail to perform material services hereunder and such failure may result in a material adverse effect on Issuer’s business, Issuer may terminated this Agreement immediately on written notice to CCM.

B. In the event that this Agreement is terminated, regardless of the reason for such termination, CCM agrees to cooperate with Issuer to provide for an orderly transfer of functions to the successor service provider.

All capitalized terms shall mean the same as in the Agreement. The Effective Date of this Addendum is the same as the Effective Date of the Agreement.

This Second Addendum may be executed in any number of counterparts. Facsimile and/or electronic signatures on counterparts of this Agreement are hereby authorized and shall be acknowledged as if such facsimile/electronic signatures were an original execution.

All other provisions of the Agreement shall remain the same and shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned parties have caused this Second Addendum to the Service Agreement to be duly executed by the following authorized individuals for the purposes expressed herein as of the day and year first above written.

CNL HEALTHCARE PROPERTIES, INC.		CNL CAPITAL MARKETS CORP.

ISSUER		CCM

By:	/S/ HOLLY J. GREER	By:	/S/ ROBERT A. BOURNE
Name:	Holly J. Greer	Name:	Robert A. Bourne
Title:	Senior Vice President	Title:	Vice Chairman

2nd Addendum to Service Agreement (CHP-CCM)